SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                              ---------------------



                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 January 5, 2001
                                 ---------------
                                (Date of Report)

                             AREMISSOFT CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


STATE OF DELAWARE                       7372                     68-0413929
-----------------                    ----------            --------------------
(State or other jurisdiction         (Commission            (IRS Employer
of incorporation)                    File Number)           Identification No.)


            216 Haddon Avenue, Suite 607, Westmont, NJ 08108 (Address
                   of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (856) 869-0770

Item 5.  Other Events

     On December 18, 2000, the Board of Directors of AremisSoft Corporation ("AremisSoft") declared a two-for-one stock split in the form of a stock dividend (the "Stock Split") with respect to the issued and outstanding shares of AremisSoft common stock. All stockholders of record as of the close of business on December 28, 2000 (the "Record Date") will receive one share of common stock for each share of common stock held as of the Record Date. The payment will be made on January 8, 2001.

     As of the Record Date, AremisSoft had 17,598,904 shares of common stock outstanding and will issue the same number of shares to existing stockholders as of the Record Date to effect the Stock Split. In addition, as a result of the anti-dilution provisions contained in AremisSoft's 1998 Stock Option Plan and 2000 Stock Option Plan and certain warrant and option agreements, AremisSoft is obligated to issue an additional 2,982,011 shares of common stock upon exercise of options and warrants previously granted but unexercised as of the Record Date.

     On August 29, 2000, AremisSoft filed a registration statement on Form S-3 with the Securities and Exchange Commission (Registration No. 333-31768) in which 800,000 shares of its common stock were registered (the "S-3 Registration Statement"). The distribution of the shares covered by the S-3 Registration Statement has not been completed and, pursuant to Rule 416(b) of the Securities Act of 1933, as amended, the S-3 Registration Statement is hereby amended as a result of the filing of this Current Report to include 800,000 additional shares which are issuable as a result of the Stock Split.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 5, 2001                    AREMISSOFT CORPORATION



                                          By: /s/ Roys Poyiadjis
                                             -----------------------------------
                                             Roys Poyiadjis
                                             President & Chief Executive Officer